Exhibit 99.1

                RADYNE REPORTS 71% INCREASE IN 2ND QUARTER SALES

    PHOENIX, Aug. 3 /PRNewswire-FirstCall/ -- Radyne Corporation (Nasdaq: RADN), today reported net sales for the second quarter of 2005 were $20.6 million compared to second quarter 2004 net sales of $12.0 million. The increase resulted from both growth in sales of the Company's core satellite and video business, as well as the addition of sales from recently acquired Xicom Technology, Inc. As previously announced, Radyne completed the Xicom acquisition on May 27th and the consolidated results announced today reflect financial activity since that date. Net sales for Radyne, excluding Xicom, increased by 31% to $15.7 million during the second quarter. The growth in sales is attributable to strength in the Company's core satellite and broadcast markets.

    Net earnings for the second quarter of 2005 were $2.1 million, or $0.12 per fully diluted share compared to earnings of $1.3 million, or $0.08 per fully diluted share for the same quarter of 2004.

    For the first six months of 2005, sales rose 27% to $34.3 million compared to $27.1 million for the first six months of 2004.

    Bookings during the quarter were $22.7 million, a 71% increase over bookings of $13.3 million in the second quarter of 2004. At the end of the second quarter of 2005, Radyne's backlog was $30.2 million compared to $5.8 million at the end of the second quarter of 2004. The backlog for Radyne, excluding Xicom, rose to $13.3 million.

    During the quarter, the completion of the Xicom acquisition coupled with a borrowing of $5.0 million resulted in a cash balance of $5.9 million compared to $39.3 million at year-end 2004. Consolidated Accounts Receivable increased to $17.1 million compared to $9.7 million at the beginning of the year. Consolidated Inventory increased to $18.9 million from $8.1 million at the beginning of 2005.

    "This is our 9th consecutive profitable quarter," commented Bob Fitting, CEO. "In addition to outstanding Radyne financial results and strong Radyne product lines, we believe the Xicom addition to the company will produce additional desirable financial and strategic results continuing our string of profitable quarters."

    Radyne will be holding a conference call on Wednesday, August 3, 2005 at 4:30 p.m. EDT to discuss its second quarter 2005 financial results and operational highlights. The call is open to the public. The domestic dial in number is 1-866-202-3048 and the international dial in number is 617-213-8843. The conference will also be accessible via the Internet at www.radn.com and www.earnings.com.

    About Radyne Corporation
    Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona; and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

    Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

    Safe Harbor Paragraph for Forward-Looking Statements
    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. There is no assurance that the Xicom acquisition will continue to provide desirable financial or strategic results for the Company. We cannot guarantee that the Company will continue to generate cash and asset fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

    Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

    Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

                               Radyne Corporation
                      Condensed Consolidated Balance Sheets
                        (in thousands, except share data)

                                              June 30,     December 31,
                                                2005           2004
                                            ------------   ------------
                       Assets                Unaudited
Current assets:
     Cash and cash equivalents              $      5,899   $     39,300
     Accounts receivable - trade, net of
      allowance for doubtful accounts
      of $818 and $350, respectively              17,141          9,728
     Inventories                                  18,937          8,132
     Deferred tax assets                           3,481          2,218
     Prepaid expenses and other assets             1,073            846
        Total current assets                      46,531         60,224

Deferred tax assets, net                           3,082          3,445
Property and equipment, net                        3,923          1,593
Other assets                                         282            154
Goodwill and intangibles                          35,001             --
                  Total Assets              $     88,819   $     65,416

   Liabilities and Stockholders' Equity
Current liabilities:
     Current portion of long term debt      $      1,000             --
     Accounts payable                              6,437   $      1,566
     Accrued expenses                              6,789          4,835
     Income taxes payable                            290            242
     Customer advance payments                     2,248            149
        Total current liabilities                 16,764          6,792

Long term debt                                     4,000             --
Long-term obligations                                662            284
Accrued stock option compensation                    141            146
        Total liabilities                         21,567          7,222

Stockholders' equity:
     Common stock; $.001 par value -
      authorized, 50,000,000 shares;
      issued and outstanding,
      16,918,816 shares and
      16,232,999 shares, respectively                 17             16
     Retained earnings                             7,252          3,764
     Additional paid-in capital                   59,983         54,414
        Total stockholders' equity                67,252         58,194
                 Total liabilities and
                  stockholders' equity      $     88,819   $     65,416

                               Radyne Corporation
                 Condensed Consolidated Statements of Operations
                        (in thousands, except share data)
                                    Unaudited

                                  Three Months Ended       Six Months Ended
                                       June 30,                June 30,
                                 --------------------    --------------------
                                   2005        2004        2005        2004
                                 --------    --------    --------    --------
Net sales                        $ 20,613    $ 12,020    $ 34,321    $ 27,093
Cost of sales                      10,973       5,971      17,556      13,064
      Gross profit                  9,640       6,049      16,765      14,029

Operating expenses:
   Selling, general and
    administrative                  4,715       3,462       8,392       6,872
   Research and development         1,832       1,258       3,330       2,554
      Total operating expenses      6,547       4,720      11,722       9,426

Earnings from operations            3,093       1,329       5,043       4,603

Other (income) expense:
   Interest expense                    54           3          80           5
   Interest and other income         (238)        (89)       (488)       (172)

Earnings before income taxes        3,277       1,415       5,451       4,770
  Income tax expense                1,202          92       1,935         312
Net earnings                     $  2,075    $  1,323    $  3,516    $  4,458

Earnings per share:
      Basic                      $   0.12    $   0.08    $   0.21    $   0.27
      Diluted                    $   0.12    $   0.08    $   0.20    $   0.26

Weighted average number of
  common shares outstanding:
      Basic                        16,727      16,476      16,601      16,410
      Diluted                      17,410      17,211      17,337      17,430

SOURCE  Radyne Corporation
    -0-                             08/03/2005
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
    /Web site:  http://www.xicomtech.com /
    /Web site:  http://www.radn.com /